Exhibit 10.11
Summary of 2026 Incentive Plans

On February 17, 2026, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West”) Board of Directors (the “Board”) approved the portion of the Arizona Public Service Company (“APS”) 2026 Annual Incentive Award Plan (the “APS Plan”) that provides an incentive award opportunity for Theodore N. Geisler, Chairman of the Board, President and Chief Executive Officer of Pinnacle West and APS. On February 18, 2026, the Board and the Board of Directors of APS, acting on the recommendation of the Committee, approved the portion of the APS Plan that includes an incentive award opportunity for Andrew D. Cooper, Senior Vice President and Chief Financial Officer of Pinnacle West and APS, and Jacob Tetlow, Executive Vice President and Chief Operating Officer of APS and the APS 2026 Annual Incentive Award Plan for Palo Verde Employees (the “Palo Verde Plan”), which includes an incentive award opportunity for Adam C. Heflin, Executive Vice President and Chief Nuclear Officer of APS.
With respect to Messrs. Geisler, Cooper, and Tetlow, no incentive payments will be awarded under the APS Plan unless APS achieves a specified threshold earnings level. The award opportunities for Mr. Geisler under the APS Plan are based on the achievement of specified 2026 APS earnings levels and specified business unit performance goals. Mr. Geisler has a target award opportunity of up to 125% of his base salary. Mr. Geisler may earn less or more than the target amount, up to a maximum award opportunity of 250% of base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance indicators for Mr. Geisler are based on the average results of all five business units (Transmission and Distribution, Customer Experience and Communications, Generation (Non-Nuclear including New Generation), Corporate Resources and Palo Verde) and consist of employee safety, customer experience, financial health, and reliability.

    The award opportunities for Messrs. Cooper and Tetlow under the APS Plan are based on the achievement of specified 2026 APS earnings levels and specified business unit performance goals. Mr. Cooper has a target award opportunity of up to 70% of his base salary and Mr. Tetlow has a target award opportunity of up to 75% of his base salary. Messrs. Cooper and Tetlow may earn less or more than the target amount, up to a maximum award opportunity of 140% for Mr. Cooper and 150% for Mr. Tetlow, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. The business unit performance indicators that will be considered for Messrs. Cooper and Tetlow vary based on the applicable business unit but in all cases are closely tied to the APS Promise and include metrics such as employee safety, customer experience, financial health, and reliability.

    The award opportunity for Mr. Heflin under the Palo Verde Plan is based on the achievement of specified 2026 APS earnings levels and specified business unit performance goals. No incentive payment will be awarded to Mr. Heflin under the APS earnings portion of the Palo Verde Plan unless Palo Verde achieves specified business unit performance goals and APS achieves a target threshold earnings level. The business unit performance indicators for Mr. Heflin under the Palo Verde Plan are closely tied to the APS Promise and include metrics such as employee safety, nuclear operations and financial health. Mr. Heflin has a target of 75% of his base salary, and up to a maximum award of 150% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance.

    The Committee may adjust targets or incentive results under the APS Plan and Palo Verde Plan to reflect unanticipated events or unusual or nonrecurring adjustments to APS earnings (as applicable) that arise in the APS Plan year, including without limitation, Arizona Corporation Commission rate-related impacts on earnings. Any awards for Messrs. Geisler, Cooper, Heflin, and Tetlow are subject to potential forfeiture or recovery in accordance with Pinnacle West’s Clawback Policy.